POWER OF ATTORNEY

I, the undersigned trustee or officer of the investment companies listed on Annex A for which Pioneer Investment Management, Inc. or one of its affiliates acts as investment adviser (each, a “Trust” and collectively, the “Trusts”), hereby constitute and appoint Christopher J. Kelley, Mark D. Goodwin, Daniel K. Kingsbury and Mark E. Bradley, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any Registration Statement on Form N-1A, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by each Trust, of which I am now, or am on the date of such filing, a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them, to any and all Registration Statements and amendments to said Registration Statements, including any amendments to establish a new series of a Trust, and any other filings with the Securities and Exchange Commission on behalf of each Trust.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 28th day of January, 2014.

/s/ David R. Bock	/s/ Mark E. Bradley
David R. Bock	Mark E. Bradley

/s/ Benjamin M. Friedman	/s/ Margaret B.W. Graham
Benjamin M. Friedman	Margaret B.W. Graham

/s/ Daniel K. Kingsbury	/s/ Marc O. Mayer
Daniel K. Kingsbury	Marc Mayer

/s/ Thomas J. Perna	/s/ Marguerite A. Piret
Thomas J. Perna	Marguerite A. Piret

/s/ Kenneth J. Taubes	/s/ Stephen K. West
Kenneth J. Taubes	Stephen K. West

POWER OF ATTORNEY

ANNEX A

Pioneer Bond Fund	Pioneer Series Trust IV:
Pioneer Diversified High Income Trust*	Pioneer Classic Balanced Fund
Pioneer Emerging Markets Fund	Pioneer Government Income Fund
Pioneer Equity Income Fund	Pioneer Multi-Asset Income Fund
Pioneer Floating Rate Trust*	Pioneer Series Trust V:
Pioneer Fund	Pioneer Absolute Return Bond Fund

Pioneer High Income Trust*	Pioneer Global Equity Fund
Pioneer High Yield Fund	Pioneer High Income Municipal Fund
Pioneer Ibbotson Allocation Series:	Pioneer Long/Short Global Bond Fund
Pioneer Ibbotson Aggressive Allocation Fund	Pioneer Long/Short Opportunistic Credit Fund
Pioneer Ibbotson Conservative Allocation Fund	Pioneer Series Trust VI:
Pioneer Ibbotson Growth Allocation Fund	Pioneer Floating Rate Fund
Pioneer Ibbotson Moderate Allocation Fund	Pioneer Multi-Asset Real Return Fund
Pioneer Mid Cap Value Fund	Pioneer Series Trust VII:
Pioneer Money Market Trust:	Pioneer Emerging Markets Local Currency Debt Fund
Pioneer Cash Reserves Fund	Pioneer Global High Yield Fund
Pioneer Multi-Asset Credit Trust	Pioneer Global Multisector Income Fund
Pioneer Municipal High Income Trust*	Pioneer Series Trust VIII:
Pioneer Municipal High Income Advantage Trust*	Pioneer International Value Fund
Pioneer Real Estate Shares	Pioneer Series Trust X:
Pioneer Series Trust I:	Pioneer Dynamic Credit Fund
Pioneer Oak Ridge Large Cap Growth Fund	Pioneer Fundamental Growth Fund
Pioneer Oak Ridge Small Cap Growth Fund	Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Series Trust II:	Pioneer Series Trust XI:
Pioneer AMT-Free Municipal Fund	Pioneer Core Equity Fund
Pioneer Select Mid Cap Growth Fund	Pioneer Series Trust XII:
Pioneer Series Trust III:	Pioneer Disciplined Growth Fund
Pioneer Disciplined Value Fund	Pioneer Short Term Income Fund
Pioneer Strategic Income Fund
Pioneer Variable Contracts Trust:
Pioneer Bond VCT Portfolio
Pioneer Disciplined Value VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio
Pioneer Strategic Income VCT Portfolio

*	Mr. West is NOT a Trustee of this Trust.